UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-14387 001-13663	06-1522496 86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700 Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 2, 2017, the Board of Directors (the “Board”) of United Rentals, Inc. (the “Company”) approved increasing the size of the Board from nine (9) directors to ten (10) directors and appointing Gracia Martore as a director of the Company to fill the vacancy.

As disclosed in the Company’s 2017 definitive proxy statement, which was filed on March 21, 2017, Ms. Martore was unavailable to join the Board at the Company’s 2017 annual stockholders meeting due to other commitments.

The Board appointed Ms. Martore as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee.

As compensation for her service on the Board and certain committees, Ms. Martore will receive (i) annual retainer fees of $80,000 for serving as director; (ii) annual retainer fees of $12,500 for serving as a member of the Compensation Committee; (iii) annual retainer fees of $10,000 for serving as a member of the Nominating and Corporate Governance Committee; (iv) an annual equity grant of $135,000 in fully vested restricted stock units, generally to be paid after three years (subject to acceleration in certain circumstances); (v) an additional per meeting fee if the Compensation Committee meets more than ten times a year; and (vi) an additional per meeting fee if the Nominating and Corporate Governance Committee meets more than five times a year. Ms. Martore also will be eligible to participate in a medical benefits program (comparable to that offered to employees), at her own cost, and in the Company’s Deferred Compensation Plan for Directors, under which non-employee directors may elect to defer receipt of the fees that would otherwise be payable to them. In accordance with the Company’s customary practice, the Company entered into an indemnification agreement with Ms. Martore substantially in the form filed as Exhibit 10(a) to the Company’s Form 10-Q filed on October 15, 2014.

A copy of the press release issued by the Company on June 2, 2017, which announces the appointment of Ms. Martore is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2017, the Company filed a Certificate of Change of Registered Agent and Registered Office (the “Certificate of Change”) to change the Company’s registered agent and registered office in Delaware with the Secretary of State of the State of Delaware. The Certificate of Change has the effect of amending Article II of the Third Amended and Restated Certificate of Incorporation of United Rentals, Inc. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on June 1, 2017, the Company filed a Fourth Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, integrating into a single instrument all of the provisions of the Third Amended and Restated Certificate of Incorporation which were then in effect and the Certificate of Change. The Fourth Restated Certificate of Incorporation only restated and integrated, but did not further amend the provisions of the Third Amended and Restated Certificate of Incorporation. The foregoing description of the Company’s Fourth Restated Certificate of Incorporation is qualified in all respects by reference to the text of the Fourth Restated Certificate of Incorporation, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

3.1	Certificate of Change of Registered Agent and Registered Office, dated June 1, 2017
3.2	Fourth Restated Certificate of Incorporation of United Rentals, Inc.
99.1	Press Release of United Rentals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2017

UNITED RENTALS, INC.

By:	/s/ Craig A Pintoff
Name: Craig A. Pintoff
Title: Executive Vice President, Chief
Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig A Pintoff
Name: Craig A. Pintoff
Title: Executive Vice President, Chief
Administrative and Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Change of Registered Agent and Registered Office, dated June 1, 2017

3.2	Fourth Restated Certificate of Incorporation of United Rentals, Inc.

99.1	Press Release of United Rentals, Inc.